Exhibit 25.1

FORM T-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Evelyn T. Furukawa

700 South Flower Street, Suite 500

Los Angeles, California 90017

213.630.6463

(Name, address and telephone number of agent for service)

American Tire Distributors, Inc.

(Exact name of obligor as specified in its charter)

Delaware	56-0754594
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

12200 Herbert Wayne Court, Suite 150 Huntersville, North Carolina	28078
(Address of principal executive offices)	(Zip Code)

American Tire Distributors Holdings, Inc.

(Exact name of guarantor as specified in its charter)

Delaware	59-3796143
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

12200 Herbert Wayne Court, Suite 150 Huntersville, North Carolina	28078
(Address of principal executive offices)	(Zip Code)

Am-Pac Tire Dist. Inc.

(Exact name of guarantor as specified in its charter)

California	95-4709076
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

12200 Herbert Wayne Court, Suite 150 Huntersville, North Carolina	28078
(Address of principal executive offices)	(Zip Code)

9.750% Senior Secured Notes due 2017

Guarantees of 9.750% Senior Secured Notes due 2017

(Title of the Indenture Securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

    Yes.

2.	Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-l filed as Exhibit 25.1 to the Registration Statement File No. 333-121948 and Exhibit 1 to Form T-l filed with Registration Statement on Form S-3 No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-l filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-l filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-l filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in Jacksonville, Florida, on the 20 day of December, 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Christie Leppert
Name: Christie Leppert
Title: Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of American Tire Distributors, Inc. 9.750% Senior Secured Notes due 2017, The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Christie Leppert
Christie Leppert
Vice President

Jacksonville, Florida

December 20, 2010

EXHIBIT 7

REPORT OF CONDITION

Consolidating domestic subsidiaries of

The Bank of New York Mellon Trust Company

In the state of CA at close of business on September 30, 2010 published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,595
Interest-bearing balances	276

Securities:
Held-to-maturity securities	7
Available-for-sale securities	703,294

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	76,500
Securities purchased under agreements to resell	0

Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading Assets	0
Premises and fixed assets (including capitalized leases)	9,503
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0

Intangible assets:
Goodwill	856,313
Other intangible assets	223,370
Other assets	156,663

Total assets	2,027,521

REPORT OF CONDITION (Continued)

LIABILITIES

Dollar Amounts in Thousands
Deposits:
In domestic offices	500
Noninterest- bearing	500
Interest-bearing	0

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	268,691
Subordinated notes and debentures	0
Other liabilities	220,845
Total liabilities	490,036

EQUITY CAPITAL
Bank Equity Capital Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (excludes all surplus related to preferred stock)	1,121,520
Retained earnings	412,405
Accumulated other comprehensive income	2,560
Other equity capital components	0
Total bank equity capital	1,537,485
Noncontrolling (minority) interest in consolidated subsidiaries	0
Total equity capital	1,537,485

Total liabilities and equity capital	2,027,521

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.		I, Karen Bayz, Chief Financial Officer (Name, Title)	/s/ Karen Bayz
of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Director #1	Troy Kirpatrick, President	/s/ Troy Kirpatrick

Director #2	Frank Sulzberger, Managing Director	/s/ Frank Sulzberger

Director #3	William Lindelof, Managing Director	/s/ William Lindelof